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                                                                  EXHIBIT 23(a)

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Directors
Ryder System, Inc.:


We consent to the use of our audit reports dated February 7, 1994, which reports are incorporated by reference or appear in the Annual Report on Form 10-K of Ryder System, Inc. for the year ended December 31, 1993, which Form 10-K is incorporated into this Registration Statement on Form S-8, for the Ryder System, Inc. Savings Restoration Plan, by reference. Our audit reports refer to a change in the method of accounting for income taxes and for postretirement benefits other than pensions in 1993.



                                              KPMG PEAT MARWICK LLP


Miami, Florida
March 10, 1995